UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

CB FINANCIALCORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-51351

North Carolina	20-2928613
(State of incorporation)	(I.R.S. Employer Identification No.)

3710 Nash Street North Post Office Box 8189 (Zip 27893) Wilson, North Carolina 27896-1120
(Address of principal executive offices)

(252) 243-5588
(Registrant’s telephone number, including area code)

Successor Issuer to Cornerstone Bank (FDIC Filer)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CB FINANCIAL CORPORATION

Item 1.01.  Entry into a Material Definitive Agreement

On July 12, 2005, CB Financial Corporation (the “Company”) completed a trust preferred securities transaction in the amount of $5 million. In connection with the transaction, the Company established CB Financial Capital Trust I, a Connecticut statutory trust, on July 8, 2005 (the “Trust”). The Trust issued and sold $5,000,000 aggregate principal amount of floating rate preferred securities (the “Trust Preferred Securities”) in a private placement to an institutional investor and issued $155,000 in floating rate common securities (the “Common Securities”) to the Company.  The Trust used the proceeds of these issuances to purchase $5,155,000 of the Company’s Junior Subordinated Debentures due July 12, 2035 (the “Notes”).

The terms for the Trust Preferred Securities and the Notes are essentially identical. Interest on the Notes and distributions on the Trust Preferred Securities are payable quarterly in arrears on September 15, December 15, March 15 and June 15, commencing September 15, 2005, at a floating interest rate equal to 3-month London Interbank Offered Rate for U.S. Dollar deposits in Europe (“LIBOR”) plus 1.85% per annum. The Notes are the sole assets of the Trust and are subordinate to the Company’s senior obligations.

The Notes mature on July 12, 2035, are redeemable at the Company’s option (subject to prior approval from the Board of Governors of the Federal Reserve System) beginning September 15, 2010, or sooner in certain specific events, including in the event that the transaction is not eligible for treatment as Tier 1 capital. If the Company redeems any amount of the Junior Subordinated Debentures, the Trust must redeem a like amount of the Trust Preferred Securities. Interest on the Notes may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments, provided there is no event of default and the deferral does not extend beyond maturity. If the Company elects to defer interest on the Notes, or if a default occurs, the Company will generally not be able to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s common stock. The entire principal of the Notes may become due and payable immediately if an event of default occurs.

The net proceeds to the Company from the sale of the Notes to the Trust will be used by the Company to support growth and for other general corporate purposes.

Concurrently with the issuance of the Notes and the Trust Preferred Securities, the Company entered into a Guarantee Agreement dated July 12, 2005 between the Company and U.S. Bank National Association under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities.

The Notes were issued pursuant to an Indenture dated July 12, 2005 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee. The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust dated July 12, 2005 (the “Declaration”) among the Company, as sponsor, U.S. Bank National Association, as institutional trustee and the Administrators named therein.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee Agreement.  Copies of the Indenture, the Declaration, the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee Agreement, which are attached as Exhibits 4(i), 4(ii), 4(iii), 4(iv) and 4(v), respectively, are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 8.01. Other Events

In addition, the Board of Directors of CB Financial Corporation has approved a 21-for-20 stock split to be effected in the form of a 5% stock dividend payable on or about August 26, 2005 to shareholders of record on June 28, 2005. A copy of the Company’s press release making this announcement is attached as Exhibit 99(i) and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits:

4(i)	Indenture dated July 12, 2005 between the Company and U.S. Bank National Association, as trustee
4(ii)	Amended and Restated Declaration of Trust dated July 12, 2005 by and among the Company, as sponsor, U.S. Bank National Association, as institutional trustee, and the Administrators named therein
4(iii)	Form of Junior Subordinated Debenture (included as an exhibit to Exhibit 4(i))
4(iv)	Form of Capital Security Certificate (included as an exhibit to Exhibit 4(ii))
4(v)	Guarantee Agreement dated July 12, 2005 between the Company and U.S. Bank National Association
99(i)	Press Release dated July 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL CORPORATION

Date: July 13, 2005	By:	/s/ Norman B. Osborn
Norman B. Osborn
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

4(i)	Indenture dated July 12, 2005 between the Company and U.S. Bank National Association, as trustee
4(ii)	Amended and Restated Declaration of Trust dated July 12, 2005 by and among the Company, as sponsor, U.S. Bank National Association, as institutional trustee, and the Administrators named therein
4(iii)	Form of Junior Subordinated Debenture (included as an exhibit to Exhibit 4(i))
4(iv)	Form of Capital Security Certificate (included as an exhibit to Exhibit 4(ii))
4(v)	Guarantee Agreement dated July 12, 2005 between the Company and U.S. Bank National Association
99(i)	Press Release dated July 13, 2005